EXHIBIT 10.5

DEFERRED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS OF SCIENTIFIC-ATLANTA, INC.

As Amended and Restated, Effective May 29, 2003

ARTICLE I—INTRODUCTION

1.1 Name of the Plan

This Plan shall be known as the Deferred Compensation Plan for Non-Employee Directors of Scientific-Atlanta, Inc. (“the Company”).

1.2 Purpose of Plan

The purpose of the Plan is to provide non-employee directors of the Company the opportunity to defer receipt of cash compensation and compensation in the form of stock payable to them for services to the Company as directors.

1.3 Restatement of Plan

This document amends and restates the Plan effective as of May 29, 2003. All deferral elections made with respect to the Plan Year beginning on July 1, 2003 and Plan Years thereafter shall be governed by the terms of the Plan as amended and restated herein.

ARTICLE II—DEFINITIONS

For purposes of this Plan the following words and phrases shall have the meanings and applications set forth below:

2.1 Annual Retainer

The amount paid each year, in quarterly payments, to non-employee members of the Board of Directors of the Company.

2.2 Award Sub-Account

The sub-account described in Section 5.4 of this Plan.

2.3 Awards

The right to receive shares of Scientific-Atlanta Common Stock, granted under a Stock Award, an Elective Grant, a Retirement Award, or a Lump Sum Distribution made pursuant to the Stock Plan for Non-Employee Directors, as such terms are defined in that plan.

2.4 Beneficiary

A person or entity designated in accordance with the terms and conditions of this Plan to receive benefits upon the death of a Participant.

2.5 Committee Chair Retainer

The amount paid each year, in quarterly payments to a non-employee director who chairs a standing or special committee of the Board of Directors.

2.6 Compensation

The total of a Participant’s Annual Retainer, Meeting Fees, Committee Chair Retainer or other cash payments paid to the Participant by the Company during a Plan Year.

2.7 Conversion Date

August 16, 2000.

2.8 Deferral Election

Each election made by a Participant to defer a portion of his or her Compensation and/or Awards by executing and submitting an Election Form.

2.9 Deferral Period

The period commencing on the date that an Election Form becomes effective for a Deferral Election and continuing until the Deferred Benefit Commencement Date.

2.10 Deferred Benefit Account

An account maintained pursuant to and in accordance with the terms and conditions set forth in Article V hereof by or on behalf of the Company for each Deferral Election made by a Participant under this Plan.

2.11 Deferred Benefit Commencement Date

The date designated by a Participant with respect to each Deferral Election entered on an Election Form as the date on which the payment of the Deferred Benefits that accumulate as a result of each respective election is to begin.

2.12 Deferred Benefits

The amounts (and number of shares of Scientific-Atlanta Common Stock, if applicable) payable to a Participant or to his or her Beneficiary or estate beginning on the Deferred Benefit Commencement Date under this Plan.

2.13 Determination Date

The last day of each Plan Year.

2.14 Election Amount

The amount of Compensation (and right to a certain number of shares of Scientific-Atlanta Common Stock under an Award, if applicable) to be deferred pursuant to a single Deferral Election.

2.15 Election Form

The form completed by a Participant in order to make one or more Deferral Elections for the next Plan Year, as the same may be amended or revised as herein permitted.

2.16 Interest Sub-Account

The sub-account described in Section 5.2 of this Plan.

2.17 Meeting Fees

The amounts paid to a non-employee member of the Board of Directors of the Company for each meeting of the Board and each meeting of a standing or special committee he or she attends.

2.18 Participant

A non-employee member of the Board of Directors of the Company who elects to participate in this Plan.

2.19 Phantom Stock

The hypothetical shares of Scientific-Atlanta Common Stock credited to the Phantom Stock Sub-Account prior to the Conversion Date.

2.20 Phantom Stock Sub-Account

Prior to the Conversion Date, the sub-account into which Compensation could be deferred and converted into values based upon hypothetical shares of Scientific-Atlanta Common Stock.

2.21 Plan

This Deferred Compensation Plan for Non-Employee Directors of Scientific-Atlanta, Inc., as amended from time to time.

2.22 Plan Committee

The Human Resources and Compensation Committee of the Board of Directors of the Company.

2.23 Plan Interest Rate

An annual rate of interest equal to the average of Moody’s Long Term Industrial Bond Rate for the ninety (90) day period ending on the March 1st preceding the commencement of each Plan Year (rounded to the next highest one-half (1/2) percentage point), plus 1%, which shall be credited to a Participant’s Deferred Benefit Accounts during such Plan Year.

2.24 Plan Year

The period beginning on the first day of July of each calendar year and ending on and including the last day of June of the next calendar year.

2.25 Retirement

The discontinuation of service on the Board of Directors by a Participant who is fifty-five years of age or older with at least three years of Board service.

2.26 Scientific-Atlanta Common Stock

The $.50 par value per share common stock of the Company.

2.27 Service Termination Date

The last day of the month immediately preceding the date of a Participant’s Retirement, termination of service, determination of Total Disability, or death, whichever is applicable.

2.28 Stock Sub-Account

The sub-account described in Section 5.3 of this Plan.

2.29 Total Disability

A physical or mental condition which is expected to be totally and permanently disabling as determined in accordance with the terms and conditions of the long-term disability plan currently or most recently maintained by the Company for the benefit of its employees who are totally disabled.

ARTICLE III—ELIGIBILITY AND PARTICIPATION

3.1 Eligibility

Directors who are not employees of the Company and who are actively serving on the Board of Directors of the Company shall be eligible to participate in this Plan.

3.2 Participation

The Plan Committee shall notify in writing each director who becomes eligible to participate in this Plan of his or her eligibility. Eligible directors may participate in this Plan by completing an Election Form on or before the end of the quarter immediately preceding the quarter in which he or she wants to begin deferring Compensation or Awards. If timely received, such election to participate shall be effective on the first day of the succeeding quarter.

ARTICLE IV—COMPENSATION DEFERRAL

4.1 Deferral Election

(a) A Participant shall effect a Deferral Election by executing and submitting to the Plan Committee an Election Form. Subsequently, the Company shall defer Election Amounts deferred from the Participant’s Compensation and Awards at the time Compensation would have been paid or at the time the right to receive shares of Scientific-Atlanta Common Stock was granted, as applicable.

(b) Each Election Amount shall be deferred for the Deferral Period specified with respect to the particular Deferral Election in the Election Form, provided, however, that the Participants shall not be entitled to defer Retirement Awards or Lump Sum Distributions (as such terms are defined in the Stock Plan for Non-Employee Directors) for Deferral Periods that are shorter than the minimum Deferral Periods for such Awards that are set forth in the Stock Plan for Non-Employee Directors.

(c) All Deferral Elections shall apply solely to Compensation and/or Awards which will be paid (or granted) to a Participant beginning with the first day of the calendar quarter commencing subsequent to the calendar quarter in which the Deferral Election is received; provided, however, the Participant must submit the Election Form at least thirty (30) days prior to the quarter in which the Participant desires to commence a deferral. Any Deferral Election will apply only to Compensation and/or Awards paid (or granted) during the Plan Year in which the election becomes effective. A Participant may revise or change any election contained in any Election Form, other than the Election Amount, by submitting to the Plan Committee a request for such a revision or change and obtaining the Plan Committee’s approval of such revision or change at least ninety (90) days prior to the effective date of such revision or change.

4.2 Election Amounts

Each Election Amount specified by a Participant on an Election Form with respect to any Plan Year shall state in percentages the amount (and, to the extent applicable, the right to receive a specific number of shares of Scientific-Atlanta Common Stock), if any, which the Participant wishes to defer. An election to defer Compensation must equal a minimum of five percent up to a maximum of one hundred percent, in increments of five percentage points, of the Compensation which the Participant may be paid during the Plan Year. As to Awards, the election must be in whole shares, with no right to receive fractional shares being deferred.

4.3 Investment Election

(a) A Participant shall specify in his or her Deferral Election the percentage of the Election Amount to be credited to an Interest Sub-Account or a Stock Sub-Account, and the number of shares from Awards to be credited to an Award Sub-Account.

(b) Compensation may be credited into an Interest Sub-Account or a Stock Sub-Account, but Awards may only be credited into an Award Sub-Account.

4.4 Deferral Period

A Participant shall irrevocably specify in his or her Deferral Election a Deferred Benefit Commencement Date for all of the Election Amount to be deferred pursuant to such Deferral Election, which date shall be (i) a set date which is no earlier than July 1 following the end of the Plan Year in which the Election Amount is deferred; (ii) the Participant’s Retirement; or (iii) a date which is either the fifth or the tenth anniversary following the date of the Participant’s Retirement. In the case of Awards which have minimum Deferral Periods that are required under the terms of the Stock Plan for Non-Employee Directors, the above limitations shall apply, and the Participant shall also be required to elect a Deferral Period that complies with the minimum Deferral Periods required under the Stock Plan for Non-Employee Directors.

4.5 Deferred Benefit Commencement Date; Manner of Payment and Issuance

Except as otherwise provided in Article VI hereof, the Election Amounts that accumulate in a Deferred Benefit Account as a result of a Participant’s making a Deferral Election will be paid (or issued, as applicable) by the Company to the Participant in the manner and commencing on the Deferred Benefit Commencement Date designated with respect to the Deferral Election in an Election Form.

(a) Manner of Cash Payments: Except as otherwise provided in Article VI hereof, the Participant may elect to receive payment of the Deferred Benefits held in the form of cash, which Deferred Benefits are held in an Interest Sub-Account, pursuant to one of the following methods:

(1) Annual, semi-annual or quarterly installments payable over a five, ten or fifteen year period, and commencing on the respective Deferred Benefit Commencement Date; or

(2) A single lump sum payment of the entire balance of the respective Deferred Benefit Account, determined as of and payable on the Deferred Benefit Commencement Date.

(b) Manner of Issuance of Shares: Except as otherwise provided in Article VI hereof, the Participant may elect to receive issuance of the Deferred Benefits held in the form of shares of Scientific-Atlanta Common Stock held in a Stock Sub-Account or an Award Sub-Account, pursuant to one of the following methods:

(1) Annual, semi-annual or quarterly issuance of shares of Scientific-Atlanta Common Stock from an Award Sub-Account or a Stock Sub-Account over a five, ten or fifteen year period,

and commencing on the respective Deferred Benefit Commencement Date; provided, however, that no fractional shares of Scientific-Atlanta Common Stock will be issued; or

(2) A single issuance of all shares subject to the specific Award Sub-Account or Stock Sub-Account, determined as of and payable on the Deferred Benefit Commencement Date.

(c) Stock. The shares of Scientific-Atlanta Common Stock issued under the Stock Sub-Account of this Plan may be authorized, but previously unissued, shares or previously issued shares reacquired by the Company. The aggregate number of shares which may be issued under the Stock Sub-Account of this Plan shall not exceed 750,000 shares.

(d) Change in Payment or Issuance Method. A Participant may change the method of payment (or method of issuance of shares) selected, which method was selected pursuant to the terms of subsection (a) or subsection (b) above, as applicable, with respect to a Deferral Election by submitting a request in writing to the Plan Committee. Prior to a change in the method of payment or a change in the method of issuance of shares becoming effective, the Plan Committee must approve such change. Participants may not move Deferred Benefits from one sub-account to another sub-account.

4.6 Designation of Beneficiaries

A Participant shall designate a Beneficiary with respect to each Deferral Election and may change the Beneficiary designation with respect to any Deferral Election at any time by submitting to the Plan Committee a revised Beneficiary designation in writing reflecting the change.

ARTICLE V—DEFERRED BENEFIT ACCOUNTS

5.1 Deferred Benefit Accounts

The Company shall cause to be established and maintained for each Participant a separate Deferred Benefit Account, and within each such Deferred Benefit Account an Interest Sub-Account, a Stock Sub-Account and an Award Sub-Account with respect to each Deferral Election. The Company shall credit the Election Amount deferred pursuant to each such election to the Participant’s appropriate Deferred Benefit Account, and to the Interest Sub-Account, the Stock Sub-Account and the Award Sub-Account as specified in the Election, as of the date deferred from Participant’s Compensation as provided in Section 4.1 hereof.

5.2 Interest Sub-Account

Except as otherwise provided by Section 6.2(a) hereof, interest shall accrue at the Plan Interest Rate on any amounts credited to an Interest Sub-Account from the date on which the amount is credited until it is paid to the Participant, and shall be credited daily using the daily equivalent yield of the Plan Interest Rate.

5.3 Stock Sub-Account

If a Participant elects all or a portion of the Election Amount to be credited to the Stock Sub-Account, the amount so credited will be accumulated during the Company’s fiscal quarter and credited to the Stock Sub-Account on the first business day after the end of the Company’s fiscal quarter based on the Conversion Price set forth in Section 5.3(a).

(a) Conversion into Scientific-Atlanta Common Stock: The amount for a quarterly period credited to the Stock Sub-Account shall be converted as follows: The purchase price of shares (the “Conversion Price”) purchased under the Plan shall be the average of the closing price of Scientific-Atlanta Common Stock, as reported on the composite tape of the New York Stock Exchange, for the 20 trading days immediately preceding and including the last day of the Company’s fiscal quarter. In determining such average prices, appropriate adjustments shall be made to reflect any stock dividends or stock splits, recapitalizations or reorganizations made during the quarter.

(b) Conversion of Phantom Stock: Effective as of the Conversion Date, all hypothetical shares of Scientific-Atlanta Common Stock credited to a Participant’s Phantom Stock Sub-Account shall be converted into the right to receive the same number of the shares of Scientific-Atlanta Common Stock under the Stock Sub-Account.

(c) Fractional Shares: No fractional shares will be credited to a Stock Sub-Account. In lieu of fractional shares, an amount equal to the fractional share multiplied by the Conversion Price shall be credited to the Interest Sub-Account.

(d) Dividends: No interest will accrue on the amounts held in a Stock Sub-Account, but amounts equivalent to the cash dividends that would have been paid if the underlying shares had been issued will be placed in an Interest Sub-Account.

(e) No Rights as Shareholder: A Participant shall not have any rights as a shareholder of the Company with respect to any amounts credited to the Stock Sub-Account or the right to receive shares of Scientific-Atlanta Common Stock represented by such amounts until such shares are actually issued as hereinafter provided.

5.4 Award Sub-Account

If a Participant elects that an Award be deferred and credited to an Award Sub-Account, such Award will remain in such Award Sub-Account until the Deferred Benefit Commencement Date related to such Award Sub-Account occurs. No interest will accrue on the Award in such Award Sub-Account, but Accrued Dividends will accrue and will be placed in an Interest Sub-Account. A Participant shall not have any rights as a shareholder of the Company while an Award is held in an Award Sub-Account.

5.5 Statement of Accounts

Within ninety (90) days after each Determination Date, the Plan Committee shall submit to each Participant a statement in such form as the Plan Committee shall deem desirable, setting forth a summary of the Deferral Elections made and the current balances of the Deferred Benefit Accounts and related sub-accounts maintained for the Participant as of the Determination Date.

ARTICLE VI—PAYMENT (AND ISSUANCE) OF DEFERRED BENEFITS

6.1 General

Except as otherwise provided herein, Deferred Benefits credited to the Interest Sub-Account, the Stock Sub-Account or the Award Sub-Account shall be payable (and issued, if applicable) to a Participant upon the Deferred Benefit Commencement Date and pursuant to the manner of payment (or issuance, if applicable) selected by the Participant on the applicable Deferral Election or any permitted modification thereof, pursuant to Section 4.5(d) hereof. If the Participant has elected to receive such Deferred Benefits in installments, the amount payable in the first year of such installments shall be an amount that will fully amortize the balance in the Participant’s Deferred Benefit Account determined as of the Deferred Benefit Commencement Date over the five, ten or fifteen year period, based on assumed interest earnings at the Plan Interest Rate (to the extent applicable) in effect for such first year. Thereafter, the amount payable (or to be issued) in each succeeding year shall be adjusted to an amount that will fully amortize the remaining balance in such Deferred Benefit Account over the remaining years in the aforesaid five, ten, or fifteen year installment period based on the Plan Interest Rate (to the extent applicable) for such succeeding year.

6.2 Service Termination

Deferred Benefits shall be paid (or issued, as appropriate) to a Participant after his or her termination, as follows:

(a) Upon termination of service as a director prior to the Participant’s Retirement:

(1) the amounts in each of the Participant’s Deferred Benefit Accounts shall cease to earn interest (to the extent applicable) and the balance of each Deferred Benefit Account shall be determined in accordance with Article V hereof, and

(2) the Company shall pay (or issue, as appropriate) to the Participant the balance of each of the Participant’s Deferred Benefit Accounts not according to the Participant’s elections as specified in his or her Election Forms but in a lump sum, to be paid within sixty days of the termination.

(b) Upon termination of service as a director on the date of the Participant’s Retirement, the Company will pay (or issue) to such a Participant all amounts in his or her Deferred Benefit Accounts in accordance with Section 6.1 hereof.

6.3 Total Disability

Deferred Benefits shall be paid (or issued, as appropriate) to a Participant after his or her becoming Totally Disabled, as follows:

(a) Upon the determination that a Participant is Totally Disabled, no further deferrals will be made from his or her Compensation, and the Company shall pay (or issue, as appropriate) to the Participant all amounts in his or her Deferred Benefit Accounts in accordance with Section 6.2 hereof unless the Participant has specified in his or her Election Form a different manner of payment.

(b) For purposes of this Plan, once a Participant is determined to be Totally Disabled, he or she will continue to be deemed Totally Disabled irrespective of the Participant’s ceasing to be considered Totally Disabled for purposes of any other plan maintained by the Company.

(c) In the event that a Totally Disabled Participant recovers and resumes service with the Board, such Totally Disabled Participant may resume participation in this Plan at the discretion of the Plan Committee; provided, however, that in any event the Totally Disabled Participant shall continue to receive payments of Deferred Benefits that are then being paid pursuant to the terms of this Plan.

6.4 Death

Deferred Benefits shall be paid (or issued, as appropriate) after the death of a Participant, as follows:

(a) After the death of a Participant, the Company shall pay the amounts (or issue shares of Scientific-Atlanta Common Stock, if applicable) in each of the Participant’s Deferred Benefit Accounts to the Beneficiary designated by the Participant with respect to each Deferral Election in each of his or her respective Election Forms, or, if the Participant fails to so designate a Beneficiary, to his or her estate.

(b) If the Participant dies prior to Retirement, the Company shall pay to each respective Beneficiary or to the Participant’s estate, as the case may be, the amounts in each of the Participant’s respective Deferred Benefit Accounts (or issue the shares held in the Stock Sub-Account or the Award Sub-Account), in the same manner as set forth in Section 6.2(a).

(c) If the Participant dies following Retirement or being determined to be Totally Disabled but prior to his or her receiving the full payment of all Deferred Benefits payable to him or her, the Company shall pay (or issue, if appropriate) to the respective Beneficiaries or to the Participant’s estate, as the case may be, the same Deferred Benefits in the same manner as it otherwise would have paid (or issued) to the Participant as if the Participant had not died, unless the Participant has specified in his or her Election Form a different manner of payment to a Beneficiary.

(d) Notwithstanding the other provisions of Section 6.4, a Beneficiary may request a different payment schedule than what has been elected by the Participant, if such change does not further defer the scheduled payout, by submitting a request in writing to the Plan Committee. The granting of any such request shall be within the discretion of the Plan Committee.

(e) If a Beneficiary who is receiving Deferred Benefits pursuant to this Plan dies, the remainder of the Deferred Benefits to which such Beneficiary was entitled at the time of his or her death shall continue to be payable to the Beneficiary or to beneficiaries designated by such Beneficiary in writing to the Plan Committee (or to the Beneficiary’s estate or heirs if he or she fails to designate a beneficiary or beneficiaries).

ARTICLE VII—PLAN ADMINISTRATION

7.1 Plan Committee

This Plan and all matters related to it shall be administered by the Plan Committee. The Plan Committee shall have the authority to interpret the provisions of this Plan and to determine all questions arising in the administration, interpretation and application of this Plan.

ARTICLE VIII—PARTICIPANT’S RIGHTS

8.1 Ineligibility to Participate in Plan

In the event that the Plan Committee determines that a Participant has become ineligible to continue to participate in this Plan, the Plan Committee may terminate Participant’s participation in this Plan upon ten (10) days’ prior written notice to the Participant. In such event, the Participant will not be entitled to make further Deferral Elections, but all current Deferral Elections shall continue in effect. All Deferred Benefit Accounts shall be payable as otherwise provided in Article VI hereof.

8.2 Termination of Plan

The Board of Directors of the Company may terminate this Plan at any time, and termination of this Plan shall be effective upon ten (10) days’ written notice to all Participants in the Plan. Upon such termination of this Plan, the Company shall pay all Participants their Deferred Benefits as provided in Section 6.1 and in the Participant’s Election Form; provided, however, if this Plan is terminated within two (2) years after a Change in Control (as defined in Section 9.4 hereof), each Participant’s Deferred Benefits shall be paid in accordance with either (a) each Participant’s “Change in Control Election Form” (as defined in Section 9.3 hereof), provided such Participant has completed and submitted such Change in Control Election Form, as required by Section 9.3 hereof, or (b) Participant’s original Election Form and in accordance with Section 6.1 hereof, but only if a Participant has not validly completed and submitted a Change in Control Election Form. Upon termination of the Plan, amounts credited to the Deferred Benefit Accounts of each Participant shall continue to earn interest at the Plan Interest Rate until such amounts are paid to the Participant.

8.3 Participant’s Rights

The right of a Participant or his or her Beneficiary or estate to receive any benefits under this Plan shall be solely that of an unsecured creditor of the Company. Any asset acquired or held by the Company or funds allocated by the Company in connection with the liabilities assumed by the Company pursuant to this Plan shall not be deemed to be held under any trust for the benefit of any Participant or of any of Participant’s Beneficiaries or to be security for the performance of the Company’s obligations hereunder but shall be and remain a general asset of the Company.

8.4 Spendthrift Provision

Neither a Participant nor any person claiming through a Participant shall have the right to commute, sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, hypothecate or convey any Deferred Benefit payable hereunder or any part thereof in advance of its actually having been received by a Participant or other appropriate recipient under this Plan, and the right to receive all such Deferred Benefits is expressly declared to be non-assignable and non-transferable. Prior to the actual payment (or issuance, if appropriate) thereof, no part of the Deferred Benefits payable hereunder shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any person claiming through a Participant or be transferable by operation of law in the event of a Participant’s or any such other person’s bankruptcy or insolvency.

8.5 Cooperation

Each Participant will cooperate with the Company by furnishing any and all information reasonably requested by the Company in order to facilitate the payment of Deferred Benefits hereunder and by taking any such other actions as the Company or the Plan Committee may reasonably request.

ARTICLE IX—CHANGE IN CONTROL

9.1 Applicability

Notwithstanding any provision in this Plan to the contrary, the terms of this Article IX shall apply to any Participant, whether active or inactive.

9.2 Effect of Change in Control

Upon a Change in Control the following shall immediately occur:

(a) The Company shall contribute to the trust maintained pursuant to the Scientific-Atlanta, Inc. Benefits Protection Trust Agreement a lump sum amount equal to each Participant’s Deferred Benefit Accounts. The Company shall assign to such trust (i) any split-dollar life insurance policies held by the Company, pursuant to this Plan, for the benefit of a Participant’s beneficiaries; and (ii) any Endorsement Split-Dollar Agreements between the Company and a Participant.

(b) All Participants shall be deemed to have satisfied the age and service requirements in the definition of Retirement in this Plan.

(c) For any Participant who is a member of the Board on the date that a Change in Control occurs and who ceases, within twenty-four (24) months after a Change in Control, to be a member of the Board for any reason, the Company shall pay such Participant his or her Deferred Benefits in accordance with such Participant’s Change in Control Election Form, if completed and returned pursuant to Section 9.3. If a Participant has not completed and returned such Change in Control Election Form, such Participant’s Deferred Benefits shall be paid in accordance with his original Election Form and Article VI hereof.

(d) All amounts held in an Interest Sub-Account shall remain in such Interest Sub-Account and shall earn interest at the Plan Interest Rate until all amounts in such Interest Sub-Account are fully paid.

(e) The rights to receive shares under all Stock Sub-Accounts and all Awards held in an Award Sub-Account shall be automatically converted into the cash value of such shares on the date of the Change in Control and such cash value shall be automatically transferred to the Interest Sub-Account (and earn interest in accordance with Section 9.2(d)). The cash value of such shares on the date of the Change in Control shall be determined by multiplying the closing price of one (1) share of Scientific-Atlanta Common Stock on the business day immediately prior to the date of the Change in Control times the number of shares of Scientific-Atlanta Common Stock that the Participant has a deferred right to receive under his Stock Sub-Account or his Award Stock-Sub-Account.

(f) All amounts, if any, held in a Participant’s Split-Dollar Insurance Sub-Account shall be automatically transferred to an Interest Sub-Account for such Participant (and shall earn interest in accordance with Section 9.2(d)). The trust described in Section 9.2(a) shall withdraw from a Participant’s Interest Sub-Account the amounts required to pay the premiums for the split-dollar life insurance held by the trust (pursuant to Section 9.2(a)) for the benefit of such Participant’s beneficiaries.

9.3 Change in Control Election Form

At any time at least ninety (90) days prior to a Change in Control, each Participant may elect to have his Deferred Benefits paid out after a Change in Control in a manner different from the manner he previously elected in his original Election Form. Each Participant may complete and submit a Change in Control Election Form and thereby elect to have his or her Deferred Benefits paid as follows if the Plan is terminated or a Participant’s service on the Board is terminated, within twenty-four (24) months after a Change in Control: (a) have his Deferred Benefits paid as a lump sum payment, payable within five (5) days after the date of termination of the Plan or the date of Participant’s termination of service on the Board (whichever occurs first); or (b) have his Deferred Benefits paid as though his Deferred Benefit Commencement Date were the date of termination of the plan or the date of Participant’s termination of service on the Board (whichever occurs first); or (c) have his Deferred Benefits paid as of a specified date (the “Change in Control Election Form”). As with the original Election Form, Participant may elect, in his Change in Control Election Form, to have his Deferred Benefits paid in a lump sum, or in installments over a 5-year period, a 10-year period, or a 15-year period. For a Change in Control Election Form to be validly submitted by a Participant, it must be received by the Corporate Secretary of the Company prior to the deadline specified in the first sentence of this Section 9.3.

9.4 Definition of Change in Control

For purposes of this Plan, a Change in Control shall mean any of the following events:

(a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”); provided, however, that for purposes of this Section 9.4, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(b) The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds (2/3) of the Board. The “Incumbent Board” shall include the individuals who as of August 20, 1990, are members of the Board and any individual becoming a director subsequent to August 20, 1990, whose election, or nomination for election, by the Company stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two (2) full years as a member of the Board; provided, further,however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

(c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than eight percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company, which acquisition, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of such acquisition of Voting Securities by the Company, and after such share acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to have occurred.

ARTICLE X—MISCELLANEOUS

10.1 Amendments and Modifications

The Board of Directors of the Company may amend this Plan in any respect at any time, except that the Board of Directors may not amend this Plan for the two (2) year period commencing on the date of a Change in Control; provided however, that shareholder approval is required for Plan amendments that require shareholder approval under applicable rules of the New York Stock Exchange. In addition, the Plan Committee may authorize the following types of amendments to the Plan without Board approval: (a) amendments required by law; (b) amendments that relate to the administration of the Plan and that do not materially increase the cost of the Plan; and (c) amendments that are designed to resolve possible ambiguities, inconsistencies or omissions in the Plan and that do not materially increase the cost of the Plan. All authorized amendments shall be effective upon ten (10) days’ written notice to the Participants. If any such amendment affects a Participant’s Deferred Benefits, such affected Participant may, within ninety (90) days after the effective date of such amendment, elect to terminate his or her participation in the Plan pursuant to this Section 10.1, in which event the date of such election shall be deemed to be such Participant’s Deferred Benefit Commencement Date.

10.2 Inurement

This Plan shall be binding upon and shall inure to the benefit of the Company and each Participant hereto, and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

10.3 Governing Law

This Plan is made in accordance with and shall be governed in all respects by the laws of the state of Georgia.

10.4 Tax Withholding

All payments (and issuances of shares) made pursuant to this Plan shall be subject to the withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law. The Plan Committee shall, before delivery of a cash payment or a stock certificate, require the Participant to make arrangements satisfactory to the Plan Committee to satisfy such withholding requirements. A Participant receiving shares of Scientific-Atlanta Common Stock may elect to satisfy such withholding requirements by having the Plan Committee withhold shares otherwise issuable to the Participant, with the Participant’s election being made by delivering to the Plan Committee a written election stating his or her desire to so satisfy such withholding requirements.

10.5 Fractional Shares

No fractional shares will be issued under this Plan. Except to the extent that the provision for fractional shares is expressly set forth in this Plan, the Plan Committee shall determine the manner for treating fractional shares.

10.6 Antidilution

If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company or the shares of Scientific-Atlanta Common Stock occurs, then the aggregate number of shares reserved under this Plan and all other share (or share equivalent) numbers set forth in or calculated under this Plan shall be equitably adjusted by the Plan Committee.

10.7 Delivery of Shares

The obligation of the Company to issue shares under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Plan Committee.

10.8 Securities Act Requirements

No certificates for shares shall be delivered pursuant to this Plan if the delivery would, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (the “Securities Act”) or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any shares under this Plan, the Plan Committee may require the recipient to furnish a written representation that he or she is acquiring the shares for investment and not with a view to distribution to the public. In the event that the disposition of shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations hereunder.

10.9 Listing and Regulatory Requirements

If at any time the Plan Committee shall determine, in its discretion, that the listing, registration or qualification of the shares to be delivered pursuant to this Plan is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, such shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Committee.

10.10 Section 16

The transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision under the Plan or action by the Plan Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan Committee.

To record the adoption of the Plan (as amended and restated) by the Plan Committee on May 29, 2003, the Company has caused its authorized officers to execute this Plan.

SCIENTIFIC-ATLANTA, INC.

By:	/s/ Brian C. Koenig	6/18/03
Name: Brian C. Koenig Title: Senior Vice President – Human Resources		Date

By:	/s/ Michael C. Veysey	6/13/03
Name: Michael C. Veysey Title: Senior Vice President, General Counsel and Corporate Secretary		Date